UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2007

COLORADO GOLDFIELDS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-517186

(Commission File Number)

20-0716175

(IRS Employer Identification No.)

620 – 650 West Georgia Street, Vancouver, British Columbia, V6B 4N9, Canada

(Address of principal executive offices and Zip Code)

604-681-0209

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Option Agreement

Effective June 17, 2007, we entered into an option agreement among our company, as optionee, and San Juan Corp. and Todd C. Hennis, as optionors, whereby we were granted the exclusive right and option to acquire an 80% undivided right, title and interest in certain properties located in San Juan County, Colorado, which option is exercisable by our company in stages as follows:

(i)	an undivided 40% interest in the properties will vest upon our company incurring expenditures of not less than $6,000,000 on the properties within five years from the date of the option agreement;

(ii)

an additional undivided 20% interest in the properties will vest upon: (a) our company incurring additional expenditures of not less than $4,500,000 on the properties within 7.5 years from the date of the option agreement, and (b) the issuance by our company, subject to compliance with applicable securities laws, of 5,000,000 shares of our common stock, to the optionors; and

(iii)

an additional undivided 20% interest in the properties will vest upon: (a) our company incurring additional expenditures of not less than $4,500,000 on the properties within 10 years from the date of the option agreement, and (b) the issuance by our company, subject to compliance with applicable securities laws, of 5,000,000 shares of our common stock, to the optionors.

In addition, in order to keep the option in good standing, our company must make payments to the optionors as follows:

(i)	cash payment of $50,000 within 30 days from the date of the option agreement;
(ii)	cash payment of $100,000 within one year from the date of the option agreement;
(iii)	cash payment of $200,000 within two years from the date of the option agreement; and
(iv)

100 troy ounces of gold contained in gold dore, or the cash equivalent thereof, within three years of the date of the option agreement, and annually thereafter up to and including the 10th year from the date of the option agreement, which payments shall only be made if our company successfully acquires the Pride of the West Mill located in Howardsville, Colorado and the Pride of the West Mill operated during any part of the year in which payment is due.

Pursuant to the option agreement, our company: (i) will be appointed as the initial operator on the properties, with certain rights and obligations as described in the option agreement; and (ii) agreed to execute and enter into an employment agreement with Mr. Hennis, as described below.

The option agreement: (i) will terminate in the event that our company fails to make any of the payments required to maintain the option in good standing; and (ii) notwithstanding anything else in the option agreement, may be terminated by our company within 18 months from the date of the option agreement by providing 10 days’ written notice to the optionors.

Please review the option agreement, attached hereto as Exhibit 10.1, for a complete description of all the terms and conditions of the option agreement.

Executive Employment Agreement

Effective June 17, 2007, we entered into an executive employment agreement between our company and Mr. Hennis, whereby we agreed to employ Mr. Hennis as our Chief Executive Officer and President, for a term of 18 months, subject to renewal, in consideration for, among other things: (i) the payment by our company to Mr. Hennis of a salary of $8,000 per month for the first six months, to be increased to not less than $8,500 per month thereafter; (ii) an automobile allowance of $350 per month, plus reimbursement for mileage at the IRS standard rate; (iii) certain employee benefits, including group health insurance, pension and profit sharing and other such benefits that we may elect to provide our other employees from time to time; and (iv) the grant of a stock option to purchase up to 300,000 shares of our common stock at an exercise price equal to the fair market value of our shares of common stock as of the date of grant.

Our entry into the executive employment agreement was subject to and contingent upon our company and Mr. Hennis entering into an option agreement for certain properties located in San Juan County, Colorado, as described above. The executive employment agreement may be terminated, among other things: (i) by notice of termination from one party to the other; (ii) without renewal or extension as provided in the employment agreement; or (iii) upon the death of Mr. Hennis. Upon the termination of the executive employment agreement, Mr. Hennis will be entitled to separation pay as follows:

(i)

if terminated by our company, Mr. Hennis shall receive one month of base compensation, which includes salary at the time of termination, continued participation in our company’s group health insurance plan, continued life insurance coverage and continued access to certain other insurance planse at Mr. Hennis’ expense, for each year of service by Mr. Hennis as an employee of our company;

(ii)

if Mr. Hennis resigns within 90 days following a change of control, Mr. Hennis shall receive one month of base compensation (as described above), and, in addition, any stock options held by Mr. Hennis shall vest immediately, all of Mr. Hennis’ shares of our common stock, which are not already freely tradeable without restriction, shall be promptly registered with the Securities and Exchange Commission, and any bonuses remaining unpaid shall be paid immediately;

(iii)

if terminated upon expiration of the executive employment agreement without renewal or extension, Mr. Hennis shall receive one month of base compensation (as described above) for each year of service by Mr. Hennis as an employee of our company; and

(iv)

if Mr. Hennis passes away during the term of the executive employment agreement, Mr. Hennis’ estate shall receive one month of salary for each year of service by Mr. Hennis as an employee of our company.

Please review the executive employment agreement, attached hereto as Exhibit 10.2, for a complete description of all the terms and conditions of the executive employment agreement.

Item 5.01 Changes in Control of Registrant

Effective June 17, 2007, Gary Schellenberg, our sole director and officer, entered into a stock purchase agreement with Mr. Hennis, whereby Mr. Schellenberg agreed to sell, and Mr. Hennis agreed to purchase, 2,500,000 shares of our common stock held by Mr. Schellenberg for aggregate cash sum of $2,500. Prior to the closing of the stock purchase agreement, Mr. Schellenberg held 44.8% of the issued and outstanding shares of our common stock. Following the closing of the stock purchase agreement, Mr. Hennis will hold 44.8% of the issued and outstanding shares of our common stock and Mr. Schellenberg will not hold any shares of our common stock.

Item 9.01Finanical Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Option Agreement effective June 17, 2007 between our company, San Juan Corp. and Mr. Todd C. Hennis
10.2	Executive Employment Agreement effective June 17, 2007 between our company and Mr. Todd C. Hennis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

By: /s/ Gary Schellenberg

Gary Schellenberg

Dated: June 25, 2007

CW1273137.2